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EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Red Cape Software, Inc. 1996 Stock Option Plan of our reports dated July 16, 1997, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K, as amended on Form 10-K/A) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


July 15, 1998
Palo Alto, California